Exhibit 5.2
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 2, 2019
Portland General Electric Company
121 SW Salmon Street
Portland, Oregon 97204

Re:    Portland General Electric Company
Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as special counsel to Portland General Electric Company, an Oregon corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, at no par value, of the Company (“Common Stock”), and (ii) first mortgage bonds (the “First Mortgage Bonds”) of the Company, which may be issued under the Indenture of Mortgage and Deed of Trust, dated as of July 1, 1945, between the Company and Wells Fargo Bank, National Association (as successor to HSBC Bank USA, National Association), as trustee (the “Trustee”) (as amended as of the date hereof, the “Indenture”), as proposed to be further amended and supplemented pursuant to a supplemental indenture proposed to be entered into between the Company and the Trustee.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinion stated herein, we have examined and relied upon the following:
(a) the Registration Statement; and
(b) the Indenture, filed as an exhibit to the Registration Statement.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the foregoing being referred to as “Opined on Law”).
As used herein, “Transaction Documents” means the Indenture, the First Mortgage Bonds and any applicable supplemental indenture, underwriting and/or purchase agreement.
The opinion stated below presumes that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of any series of First Mortgage Bonds (the “Offered First Mortgage Bonds”): (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Offered First Mortgage Bonds has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Offered First Mortgage Bonds are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Offered First Mortgage Bonds and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; (v) the terms of the applicable Transaction Documents and the issuance and sale of such Offered First Mortgage Bonds have been duly established in conformity with the applicable Transaction Documents, so as not to violate any applicable law, the articles of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Company has obtained the requisite approval by the Public Utility Commission of Oregon regarding the issuance of such Offered First Mortgage Bonds.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that with respect to the Offered First Mortgage Bonds, when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered First Mortgage Bonds and related matters have been approved and established in conformity with the applicable Transaction Documents and (c) the certificates evidencing the Offered First Mortgage Bonds have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of any applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, the Offered First Mortgage Bonds will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
The opinion stated herein is subject to the following qualifications:
(a) we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinion stated herein is limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;
(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Documents relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;
(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Documents to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;
(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Documents, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Documents;
(g) we have assumed that the choice of New York law to govern the Transaction Documents is a valid and legal provision;

(h) we have assumed that each of the Transaction Documents will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, and that any Offered First Mortgage Bonds that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee;
(i) we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Offered First Mortgage Bonds may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and
(j)     to the extent that the opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.
In addition, in rendering the foregoing opinion we have assumed that:
(a) the Company (i) is duly formed and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which the Company is a party;
(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which the Company is a party;
(c) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Offered First Mortgage Bonds: (i) conflicts or will conflict with the articles of incorporation or bylaws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law); and
(d) neither the execution and delivery by the Company of the Transaction Documents to which the Company is a party nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Offered First Mortgage Bonds, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MSG